Exhibit 5.1

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November 15, 2007

Advanced Micro Devices, Inc.

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088

Re:	Advanced Micro Devices, Inc. Registration Statement on Form S-3 for $700,000,000 Aggregate Offering of Securities

Ladies and Gentlemen:

We have acted as special counsel to Advanced Micro Devices, Inc., a Delaware corporation (the “Company”), in connection with the Company’s filing on November 15, 2007 with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), pertaining to the registration of up to $700,000,000 aggregate offering of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), for sale from time to time. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the Common Stock.

You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes the prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the registration by the Company of shares of Common Stock.

In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Common Stock. For the purposes of this opinion, we have assumed that such proceedings to be taken in the future will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law. As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

November 15, 2007

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Registration Statement and any required post-effective amendments thereto have become effective under the Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, and upon adoption by the Board of Directors of the Company of resolutions in form and content as required by applicable law, when the Common Stock shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and shall have been issued by the Company against payment of legal consideration in excess of the par value thereof in the manner contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and by such resolutions, the issue and sale of the Common Stock will have been duly authorized by all necessary corporate action of the Company and the Common Stock will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that, if applicable, the Company will comply with all requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Validity of Common Stock.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP